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                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                     FORM 8-K


                                  CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of l934



Date of Report (Date of earliest event reported)         December 10, 1997
                                                   ----------------------------


                             NOONEY REALTY TRUST, INC.
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              (Exact Name of Registrant as specified in its charter)





         Missouri                     0-13754               43-1339136
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(State or other jurisdiction        (Commission           (IRS Employer
     of incorporation)               File No.)          Identification No.)



    7701 Forsyth Boulevard, St. Louis, Missouri                     63105
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     (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code          (314) 863-7700
                                                    ---------------------------


                                  Not Applicable
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        (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS
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On December 10, 1997, at a Special Board meeting, all of the Independent
Directors voted unanimously to change the governance and management of the Trust to that of an internally self-managed Trust. The remaining two Directors abstained from voting.

On December 10, 1997, letters were sent to Nooney Advisors Ltd., L.P., the current Advisor to the Trust, and Nooney, Inc., the property manager, notifying them that their contracts would be canceled in 60 days in accordance with the terms of the respective agreements.

Due to the fact that the St. Louis County Circuit Court stayed its order in the KelCor Mandamus action pending an appeal of the order, the Board canceled the January 15, 1998, date for an annual shareholders meeting.

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                NOONEY REALTY TRUST, INC.




Date:       December 18, 1997                   /s/ Gregory J. Nooney, Jr.
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                                               Gregory J. Nooney, Jr.
                                               Chairman of the Board and
                                               Chief Executive Officer